UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

Macquarie CNL Global Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-158478	26-4386951

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 24, 2011, Macquarie CNL Global Income Trust, Inc. (the “Company”) and its subsidiary, Macquarie CNL Income, LP (the “Operating Partnership”) entered into a credit agreement (the “Credit Facility”) with JPMorgan Chase Bank, N.A. (the “Lender”). The Credit Facility provides a revolving line of credit to the Operating Partnership, and future wholly-owned subsidiaries of the Operating Partnership that are formed to acquire properties (jointly and severally, the “Borrower”), in an initial amount of up to $35 million. The Borrower may request a one-time increase in the facility amount up to a total facility of $50 million prior to September 24, 2012, subject to no default having occurred or continuing at the time of the increase. The Credit Facility has a two year term, with an option by the Borrower to extend for one 12-month period, subject to the payment of an extension fee and certain other conditions. The Company is a guarantor of payment under the Credit Facility.

The proceeds of the Credit Facility will be made available, subject to various conditions, to fund corporate working capital needs, the acquisition of stabilized income producing commercial real properties and, subject to certain limitations, the acquisition of real estate related equity securities and real estate-related debt instruments. Draws on the Credit Facility for real property acquisitions will be secured by a first mortgage or deed of trust, as applicable, on the real property, a perfected first priority security interest in personal property relating to the real estate, and a pledge by the Borrower of its equity interest in the entity acquiring the property. The Lender will be provided with a perfected first priority security interest in any equity securities or debt instruments acquired with draws under the Credit Facility. The Credit Facility has a variable interest rate depending on certain factors and payments on draws on the Credit Facility will be interest only, with all outstanding principal and accrued and unpaid interest due on March 24, 2013 (the “Maturity Date”), subject to the 12-month extension at the Borrower’s option, as discussed above.

The Credit Facility contains customary affirmative, negative and financial covenants, representations, warranties and borrowing conditions, as set forth in the Credit Facility. The Credit Facility also contains customary events of default and remedies for the Lender. The aggregate loan or any individual loan made under the Credit Facility may be prepaid, subject to a minimal prepayment fee. The Credit Facility is also subject to the payment of an origination fee and certain administrative fees.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the agreements and instruments relating to the Credit Facility that are attached to this Current Report as Exhibits 10.1, 10.2 and 10.3, respectively, and which are incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Credit Agreement dated as of March 24, 2011, by and among Macquarie CNL Global Income Trust, Inc., Macquarie CNL Income, LP and JPMorgan Chase Bank. N.A.

10.2	Promissory Note for up to $50,000,000 dated as of March 24, 2011, in favor of JPMorgan Chase Bank, N.A.

10.3	Pledge and Security Agreement dated as of March 24, 2011, by and among Macquarie CNL Global Income Trust, Inc., Macquarie CNL Income, LP and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 29, 2011	MACQUARIE CNL GLOBAL
INCOME TRUST, INC.

	By:	/s/ Robert A. Bourne
Name: Robert A. Bourne
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of March 24, 2011, by and among Macquarie CNL Global Income Trust, Inc., Macquarie CNL Income, LP and JPMorgan Chase Bank. N.A.

10.2	Promissory Note for up to $50,000,000 dated as of March 24, 2011, in favor of JPMorgan Chase Bank, N.A.

10.3	Pledge and Security Agreement dated as of March 24, 2011, by and among Macquarie CNL Global Income Trust, Inc., Macquarie CNL Income, LP and JPMorgan Chase Bank, N.A.